FILED BY:
STATE AGENT & TRANSFER
POST OFFICE BOX 2152
CARSON CITY, NEVADA 89702

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 10 1985

6557-84

AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

NUMERIC TWO INCORPORATED

BE IT KNOWN, the above named corporation was originally filed with the Secretary of State of Nevada on September 26, 1984 and with the Clerk of the City of Carson City on December 31, 1984 and

BE IT KNOWN, the undersigned Incorporator of the above named corporation declares that no stock has been sold in the corporation and resolves to change the name of the corporation:

RESOLVED, that Article One of the Articles of Incorporation, be, and the same is hereby, amended to read as follows:

The name of this corporation is BETA TECH ROBOTICS INC.

IN WITNESS WHEREOF the undersigned, Elizabeth R. Block has hereunto set her hand this 10th day of July, 1985.

INCORPORATOR:

Elizabeth R. Block

Elizabeth R. Block

STATE OF NEVADA

COUNTY OF CARSON CITY

On July 10, 1985, Elizabeth R. Block personally appeared before me, a notary public, and executed the above instrument.

NANCY GRAHAM
Notary Public - State of Nevada
Appointment Recorded in Carson City
MY APPOINTMENT EXPIRES

Notary stamp or seal

Nancy A. Graham

SIGNATURE OF NOTARY

8-27-96
2:55

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(after issuance of stock)

BETA TECH ROBOTICS, INC.

We, the undersigned President and Secretary of Beta Tech Robotics, Inc. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the __th day of August, 1996, adopted a resolution to amend the original articles as follows:

Article One is hereby amended to read as follows:

The name of the corporation is be Axion Spatial Imaging, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is Four million, nine hundred thousand (4,900,000), that said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

President and Secretary

State of Arizona)
) ss.
County of Maricopa)

On this ____th day of August, 1996, personally appeared before me, a Notary Public, Robert J. Grill who acknowledged that he executed the above instrument.

Notary Public

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 28 1996

DEAN HELLER SECRETARY OF STATE

C 6557-84

2:55